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                                                                   EXHIBIT 10.19

                        SUPPLEMENTAL SECURITY AGREEMENT
                                 (Trademarks)

     THIS SUPPLEMENTAL SECURITY AGREEMENT (the "Supplemental Trademark Agreement") is made and dated this 18th day of December, 1998 by and between DOLLAR FINANCIAL GROUP, INC., a New York corporation ("Borrower") and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, the "Administrative Agent") for itself and the Lenders under (and as that term and capitalized terms not otherwise defined herein are defined in) that certain Credit Agreement dated as of December 18, 1998 by and among Borrower, the Parent, the Administrative Agent, the Arrangers, the Syndication Agent and the Lenders from time to time party thereto (as amended, extended and replaced from time to time, the "Credit Agreement").

                                   RECITALS
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     A.  Pursuant to that certain Pledge and Security Agreement dated as of even date herewith between Borrower and the Administrative Agent (the "Borrower Security Agreement"), Borrower has granted to the Administrative Agent a first priority perfected security interest in certain assets of Borrower, including, without limitation, all patents, trademarks, service marks, trade names, copyrights, goodwill, licenses and other intellectual property owned by Borrower or used in Borrower's business.

     B. The parties hereto desire to supplement the Borrower Security Agreement as it relates to certain of such intellectual property consisting generally of trademarks and to create hereby a document appropriate for recordation in the Patent and Trademark Office of the United States (the "PTO").

     NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   AGREEMENT
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     1.  Confirmation of Grant of Security Interest.  Borrower hereby confirms
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the grant of security interest, pledge, assignment and mortgage set forth in the
Borrower Security Agreement and acknowledges that the Borrower Collateral described therein includes, without limitation, all of Borrower's right, title and interest in the following (the "Trademark Collateral"):

         (a) All trademarks, service marks, designs, logos, indicia, tradenames, corporate names, company names, business names, fictitious business names trade styles and other source, product and business identifiers pertaining to the products, services and business of Borrower, whether now owned or hereafter acquired, including, without limitation, the trademarks specifically described on Schedule I attached hereto, as the same may be amended or replaced
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from time to time with the consent of the Administrative Agent;

         (b) All now existing and hereafter arising registrations and applications for registration relating to any of the foregoing, all renewals and extensions thereof throughout the world in perpetuity, and all rights to make such applications and to renew and extend the same;
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         (c)  All now existing and hereafter arising rights and licenses to make, have made, use and/or sell any items disclosed and claimed by any of the foregoing;

         (d) All now existing and hereafter arising right (but not the obligation) to register claims under any state, federal or foreign trademark law or regulation;

         (e) All now existing and hereafter arising rights, claims and interests under licensing or other contracts pertaining to any of the foregoing to the extent such rights are assignable;

         (f) All now existing and hereafter arising documents, instruments and agreements which reveal the name and address of sources of supply, distribution methods and all terms of purchase, rental, license or use and delivery for all materials, products and components used in connection with any of the foregoing;

         (g) All now existing and hereafter arising specifications as to and quality control manuals used in connection with the operations conducted under the name of or in connection with the foregoing;

         (h) All now existing and hereafter arising goodwill associated with any of the foregoing;

         (i) All now existing and hereafter arising right (but not the obligation) to sue or bring opposition or cancellation proceedings in the name of Borrower or the Administrative Agent for past, present and future infringements of any of the foregoing;

         (j)  All products and Proceeds of any of the foregoing.

     2.  Additional Representation and Warranty and Covenant.  In addition to
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all representations and warranties, covenants and agreements set forth in the
Borrower Security Agreement, Borrower hereby:

         (a)  Represents and warrants that Schedule I attached hereto sets forth
                                           ----------
an accurate and complete list of all trademarks owned by Borrower which are registered with the PTO as of the date hereof; and

         (b) Agrees to promptly notify the Administrative Agent in writing of any additional trademarks registered with the PTO of which Borrower becomes the owner and to amend Schedule I accordingly.
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     3.  No Present Assignment.  Neither the Borrower Security Agreement, this
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Supplemental Trademark Agreement nor any other document, instrument or agreement creates or is intended to create a present assignment of the Trademark Collateral. Subject to the rights of the Administrative Agent under the Borrower Security Agreement and this Supplemental Trademark Agreement, it is the intention of the parties hereto that Borrower continue to own the Trademark Collateral and that upon the indefeasible payment and performance in full of the Obligations, the rights of the Administrative Agent under the Borrower Security Agreement and this Supplemental Trademark Agreement in and to the Trademark Collateral shall be released and terminated.

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     4.  Relationship to Security Agreement.  The Trademark Collateral shall
         ----------------------------------
constitute Borrower Collateral for all purposes of the Borrower Security Agreement and the other Loan Documents and the Administrative Agent shall have all rights, powers and remedies with respect to the Trademark Collateral to the same extent as they have with respect to other Borrower Collateral. Reference is hereby made to the Borrower Security Agreement, the terms and conditions of which are incorporated herein by this reference.

EXECUTED this 18th day of December, 1998.


                                      DOLLAR FINANCIAL GROUP, INC.,
                                      a New York corporation

                                      By:_______________________________________
                                                Richard S. Dorfman
                                                Chief Financial Officer


                                      WELLS FARGO BANK, NATIONAL ASSOCIATION, as
                                      Administrative Agent

                                      By:_______________________________________
                                                Luann Bangsund
                                                        Senior Vice President

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                                  SCHEDULE I
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                              List of Trademarks

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